Contacts:	David A. Miller, CFO
Integrated Electrical Services, Inc.
713-860-1500

Ken Dennard / ksdennard@drg-e.com

Karen Roan / kcroan@drg-e.com

DRG&E / 713-529-6600

INTEGRATED ELECTRICAL SERVICES REPORTS

FISCAL 2007 FIRST QUARTER RESULTS

FOR IMMEDIATE RELEASE

NEWS RELEASE

HOUSTON — FEBRUARY 13, 2007 — Integrated Electrical Services, Inc. (NASDAQ: IESC) today announced results for its fiscal first quarter of 2007 ended December 31, 2006. The company emerged from its restructuring on May 12, 2006, therefore, periods ended April 30, 2006 and prior are referred to as Predecessor and periods subsequent to April 30, 2006 are referred to as Successor.

FINANCIAL RESULTS

Revenues for the fiscal first quarter of 2007 were $229.0 million with a gross profit of $37.1 million, a 16.2 percent gross profit margin. This compares sequentially to revenues in the fiscal fourth quarter of 2006 of $250.6 million with a gross profit of $34.8 million, a 13.9 percent gross profit margin. Operating cash flow for the fiscal first quarter of 2007 was $18.3 million.

Michael Caliel, IES’ president and chief executive officer, stated, “We are three months into our transformation, which is focused on building the company’s core competencies, such as estimating, project management and supply chain management, as well as removing costs that do not add value. We continue our aggressive focus on cash management and have implemented programs aimed at improving our cash flow.

“Overall, we have made progress on these fronts. Gross margin improved as a percentage of revenue as well as in our backlog, and we generated strong operating cash flow of $18.3 million. While we are removing costs, we have also made significant investments in building a foundation for consistent performance. We are in the early stages of that process, there is still much to do and we will continue to make the necessary investments throughout 2007.”

Selling, general and administrative (“SG&A”) expenses for the fiscal first quarter of 2007 were $35.6 million, or 15.5 percent of revenues. This compares to fiscal fourth quarter 2006 expenses of $32.3 million, or 12.9 percent of revenues. Included in these expenses for the first fiscal quarter of 2007 were $1.5 million in incremental costs, compared to the fourth quarter of 2006, related to an external consultant engaged to assist the company in driving operational improvements as part of the company’s transformation program. This program began in October 2006 and is expected to span 2007.

Also included in SG&A expenses during the fiscal 2007 first quarter were $0.9 million in incremental non-cash compensation expenses, compared to the fourth quarter of 2006, related primarily to restricted stock granted to management across the company upon emergence from restructuring in 2006. The company also modified its 2007 incentive plan for its operating company management to align with the company’s goals of improving safety, income from operations and cash flow. “These investments are essential to build a foundation, and we will continue to make the necessary investments while removing costs that do not add value,” said Caliel.

Net loss from continuing operations for the first fiscal quarter of 2007 was $0.4 million or $0.02 per share, compared to a net loss of $0.1 million, or $0.00 per share, for the fourth quarter of fiscal of 2006. Total net loss for the first fiscal quarter of 2007 was $0.8 million or $0.05 per share, versus a total net loss of $6.3 million, or $0.42 per share, for the fourth quarter of fiscal 2006.

Caliel added, “In summary, our safety record continues to improve, with our metrics of incidents and related costs at or below our prior year levels and below the industry average. We were close to break even from continuing operations, and while revenues were seasonably lower as expected, our gross margin showed improvement, rising two hundred and thirty basis points from the fiscal fourth quarter of 2006. Our SG&A costs were higher this quarter as we lay the foundation to deliver consistent performance and to achieve improved earnings and cash flow. As I have previously stated, there are no quick fixes; however, I am encouraged by the improvements we made during the quarter and look forward to sharing our continued progress going forward.”

SEGMENT DATA

Segment revenues for Commercial / Industrial for the first fiscal quarter of 2007 were $134.8 million at a gross margin of 14.8 percent compared to revenues of $140.7 million at a gross margin of 11.1 percent in the fourth fiscal quarter of 2006. First quarter Residential segment revenues were $94.2 million at a gross margin of 18.2 percent, compared to the previous year’s fourth fiscal quarter residential revenues of $109.9 million at a gross margin of 17.5 percent. Residential revenue as a percent of total revenue was 41 percent versus 44 percent in last fiscal year’s fourth quarter.

BACKLOG

Backlog related to continuing operations was $361 million on December 31, 2006, a decrease of 2.7 percent from the $371 million recorded for the same units as of September 30, 2006. Year over year, backlog grew 3.6 percent from December 31, 2005 levels, and the quality of backlog continues to improve as well.

DEBT AND LIQUIDITY

Total debt was $57.5 million as of December 31, 2006 and $58.1 million as of February 13, 2007. As a result of the company’s focus on cash management, cash and cash equivalents continue to improve, totaling approximately $46 million as of December 31, 2006. Cash and cash equivalents as of February 13, 2007 were approximately $65 million.

EBITDA RECONCILIATION

The company has disclosed in this press release EBITDA (earnings before interest, taxes, depreciation and amortization) and EBITDAR (earnings before interest, taxes, depreciation, amortization and restructuring expenses) amounts that are non-GAAP financial measures. EBITDA and EBITDAR are also measures that are used in determining compliance with the company’s senior secured credit facility. Therefore, management believes EBITDA and EBITDAR provide useful information to investors as a measure of comparability to peer companies. However, these calculations may vary from company to company, so IES’ computations may not be comparable to other companies. In addition, IES has certain assets established as part of applying fresh-start accounting that will be amortized in the future. A reconciliation of EBITDA and EBITDAR to net income is found in the table below. For further details on the company’s financial results, please refer to the company’s quarterly report on Form 10-Q, filed on February 13, 2007.

CONFERENCE CALL

Integrated Electrical Services has scheduled a conference call for Wednesday, February 14, 2007, at 9:30 a.m. eastern time. To participate in the conference call, dial (303) 262-2076 at least ten minutes before the call begins and ask for the Integrated Electrical Services conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until February 21, 2007. To access the replay, dial (303) 590-3000 using a pass code of 11083573#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting www.ies-co.com. To listen to the live call on the web, please visit the company’s web site at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call.

Integrated Electrical Services, Inc. is a national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.

This press release includes certain statements that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the company believes to be reasonable as of the date hereof. These statements involve risks and uncertainties that could cause the company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to the company’s ability to meet debt service obligations and related financial and other covenants particularly as relates to the shutdown company projects, and the possible resulting material default under the company’s credit agreements which is not waived or amended; limitations on the availability and the increased costs of surety bonds required for certain projects; the inherent uncertainties relating to estimating future operating results and the company’s ability to generate sales, operating income, or cash flow; potential difficulty in addressing material weaknesses in the inventory and control environment at one business unit that has been identified by the company and its independent auditors; fluctuations in operating results because of downturns in levels of construction; inaccurate estimates used in entering into and executing contracts; inaccuracies in estimating revenue and percentage of completion on contracts; difficulty in managing the operation of existing entities; the high level of competition in the construction industry both from third parties and ex-employees; increases in costs or limitations on availability of labor, especially qualified electricians, increase in costs of commodities used in our industry of steel, copper and gasoline; accidents resulting from the numerous physical hazards associated with the company’s work; loss of key personnel particularly presidents of business units; business disruption and costs associated with the Securities and Exchange Commission investigation or class action now pending; litigation risks and uncertainties, including in connection with the ongoing SEC investigation; unexpected liabilities or losses associated with warranties or other liabilities attributable to the retention of the legal structure or retained liabilities of business units where the company has sold substantially all of the assets; difficulties in integrating new types of work into existing subsidiaries; inability of the company to incorporate new accounting, control and operating procedures; the loss of productivity, either at the corporate office or operating level resulting from change procedures or management personnel; disruptions or inability to effectively manage consolidations; the residual effect with customers and vendors from the bankruptcy process leading to less work or less favorable delivery or credit terms; the lowered efficiency and higher costs associated with projects at subsidiaries that the company has determined to wind down or close; and the loss of employees during the bankruptcy process and the winding down of subsidiaries.

You should understand that the foregoing, as well as other risk factors discussed in this document, in IES’ annual report on Form 10-K for the year ended September 30, 2006 and in IES’ quarterly report on Form 10-Q for the quarter ended December 31, 2006, could cause future outcomes to differ materially from those expressed in such forward-looking statements. IES undertakes no obligation to publicly update or revise information concerning the company’s restructuring efforts, borrowing availability, or its cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this release. Forward-looking statements are provided in this press release pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about us can be found at http://www.ies-co.com under "Investor Relations." Our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through our website as soon as reasonably practicable after we file them with, or furnish them to, the SEC.

- Tables to follow -